Exhibit 99.1

INVESTOR CONTACT:	Donald J. MacLeod (716) 842-5138	FOR IMMEDIATE RELEASE: October 19, 2016

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385

M&T BANK CORPORATION ANNOUNCES THIRD QUARTER RESULTS

BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for the quarter ended September 30, 2016.

GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) for the third quarter of 2016 were $2.10, up 9% from $1.93 in the year-earlier quarter. GAAP-basis net income in the recent quarter aggregated $350 million, 25% higher than $280 million in the third quarter of 2015. Diluted earnings per common share and GAAP-basis net income were $1.98 and $336 million, respectively, in 2016’s second quarter. GAAP-basis net income for the third quarter of 2016 expressed as an annualized rate of return on average assets and average common shareholders’ equity was 1.12% and 8.68%, respectively, compared with 1.13% and 8.93%, respectively, in the year-earlier quarter and 1.09% and 8.38%, respectively, in 2016’s second quarter. During the recent quarter, M&T sold substantially all of the collateralized debt obligations held in its available-for-sale investment securities portfolio. As a result, net gains on investment securities totaled $17 million after applicable tax effect, or $.11 of diluted earnings per common share.

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Commenting on M&T’s financial performance, Darren J. King, Executive Vice President and Chief Financial Officer, noted, “Third quarter results posted by M&T were highlighted by a 16% rise in mortgage banking revenues, strong growth in the commercial real estate and commercial loan portfolios and continued solid credit performance. The favorable results were achieved in a period where the low interest rate environment continued to pressure M&T’s net interest margin and where we continued to invest for the future. During the recent quarter, M&T successfully divested certain investments that were subject to the ‘Volcker Rule’.”

For the first nine months of 2016, diluted earnings per common share were $5.80, up 4% from $5.56 in the corresponding period of 2015. GAAP-basis net income for the nine-month period ended September 30, 2016 aggregated $985 million, 22% higher than $809 million in the year-earlier period. Expressed as an annualized rate of return on average assets and average common shareholders’ equity, GAAP-basis net income for the first nine months of 2016 was 1.06% and 8.17%, respectively, compared with 1.11% and 8.77%, respectively, in the similar 2015 period.

Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature. The amounts of such “nonoperating” expense are presented in the tables that accompany this release. Although “net operating

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income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results.

Diluted net operating earnings per common share were $2.13 in the third quarter of 2016, up 9% from $1.95 in the year-earlier quarter and up 3% from $2.07 in the second quarter of 2016. Net operating income during the recent quarter was $356 million, compared with $283 million in the third quarter of 2015 and $351 million in 2016’s second quarter. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity, net operating income was 1.18% and 12.77%, respectively, in the recent quarter, 1.18% and 12.98%, respectively, in the third quarter of 2015 and 1.18% and 12.68%, respectively, in the second quarter of 2016.

Diluted net operating earnings per common share in the first nine months of 2016 were $6.07, up 8% from $5.64 in the corresponding period of 2015. Net operating income during the nine-month period ended September 30, 2016 was $1.03 billion, compared with $819 million in the similar 2015 period. Net operating income expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity was 1.15% and 12.36%, respectively, in the first nine months of 2016, compared with 1.17% and 12.89%, respectively, in the first nine months of 2015.

Taxable-equivalent Net Interest Income. Net interest income expressed on a taxable-equivalent basis totaled $865 million in the third quarter of 2016, up 24% from $699 million in the year-earlier quarter. Contributing to that improvement was a 28% increase in average earning assets, which grew to $112.9 billion

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in the recent quarter from $88.4 billion in the third quarter of 2015. That growth reflects the November 2015 acquisition of Hudson City Bancorp, Inc. (“Hudson City”) that added approximately $16.2 billion in average loans in the recent quarter. In total, average loans in 2016’s third quarter were $88.7 billion, up $20.9 billion, or 31%, from the year-earlier quarter. Partially offsetting the favorable impact of the asset growth was a 9 basis point narrowing of the net interest margin to 3.05% in the recent quarter from 3.14% in the third quarter of 2015. That narrowing reflects the ongoing impact of low interest rates on yields on securities and newly originated loans and higher balances on deposit at the Federal Reserve Bank of New York. As a result of the challenging interest rate environment, taxable-equivalent net interest income in the recent quarter was 1% lower than $870 million in the second quarter of 2016. A $992 million increase in average earning assets as compared with the second 2016 quarter, including a $577 million increase in average loans and leases, was offset by an 8 basis point compression of the net interest margin.

Provision for Credit Losses/Asset Quality. The provision for credit losses was $47 million in the recent quarter, compared with $44 million in the third quarter of 2015 and $32 million in 2016’s second quarter. Net charge-offs of loans were $41 million during the third quarter of 2016, compared with $40 million and $24 million in the third quarter of 2015 and second quarter of 2016, respectively. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .19% and .24% in the third quarter of 2016 and 2015, respectively, and .11% in the second quarter of 2016.

Loans classified as nonaccrual totaled $837 million, or .93% of total loans outstanding at September 30, 2016 and $849 million or

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.96% at June 30, 2016, compared with $787 million or 1.15% at September 30, 2015. The higher level of nonaccrual loans at the two most recent quarter-ends as compared with September 30, 2015 reflects the normal migration of previously performing loans obtained in the acquisition of Hudson City that became past due over 90 days during the first nine months of 2016, and, as such, were not identifiable as purchased impaired as of the acquisition date. Assets taken in foreclosure of defaulted loans totaled $160 million at September 30, 2016, compared with $66 million a year earlier and $172 million at June 30, 2016. The higher level of such assets at the two most recent quarter-ends as compared with September 30, 2015 also resulted from residential real estate properties associated with the Hudson City acquisition.

Allowance for Credit Losses. M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses. As a result of those analyses, the allowance for credit losses totaled $976 million or 1.09% of loans outstanding at September 30, 2016, compared with $970 million or 1.10% at June 30, 2016 and $934 million or 1.36% at September 30, 2015. The lower ratios at June 30 and September 30, 2016 as compared with September 30, 2015 reflect the impact of residential real estate loans acquired in the Hudson City transaction.

Noninterest Income and Expense. Noninterest income totaled $491 million in the recent quarter, up from $440 million in the third quarter of 2015 and $448 million in the second quarter of 2016. Reflected in noninterest income in the recent quarter were $28 million of pre-tax net gains from the sale of investment securities that had been obtained in acquisitions. There were no significant gains or losses on investment securities in the third quarter of 2015 or in the second quarter of 2016. In addition to

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the investment securities gains, mortgage banking revenues also contributed to the rise in noninterest income as compared with the two earlier quarters.

Noninterest expense in the third quarter of 2016 totaled $752 million, compared with $750 million in the second quarter of 2016 and $654 million in the third quarter of 2015. Included in such amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets and merger-related expenses. Exclusive of those expenses, noninterest operating expenses were $743 million in the recent quarter, $726 million in the second quarter of 2016 and $650 million in the third quarter of 2015. Contributing to the higher level of operating expenses in the two most recent quarters as compared with the third quarter of 2015 was the impact of operations obtained in the Hudson City acquisition. As compared with the second quarter of 2016, the higher level of operating expenses in the recent quarter reflects increased FDIC assessments and higher advertising and promotion costs.

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio was 55.9% in the recent quarter, 57.1% in the year-earlier quarter and 55.1% in the second quarter of 2016.

Balance Sheet. M&T had total assets of $126.8 billion at September 30, 2016 and $123.8 billion at June 30, 2016, up from $97.8 billion at September 30, 2015. Loans and leases, net of unearned discount, totaled $89.6 billion at September 30, 2016, $21.1 billion or 31% above $68.5 billion a year earlier and up

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an annualized 5% from $88.5 billion at June 30, 2016. During the recent quarter, loans to commercial customers grew $1.8 billion, while residential real estate loans, largely comprised of mortgage loans obtained in the Hudson City acquisition, declined $946 million. Total deposits increased to $98.1 billion at the recent quarter-end from $72.9 billion at September 30, 2015 and $94.7 billion at June 30, 2016.

Total shareholders’ equity rose 26% to $16.3 billion at September 30, 2016 from $12.9 billion a year earlier, representing 12.88% and 13.21%, respectively, of total assets. Common shareholders’ equity was $15.1 billion, or $97.47 per share, at September 30, 2016, compared with $11.7 billion, or $87.67 per share, at September 30, 2015. Tangible equity per common share of $67.42 at September 30, 2016 was up 10% from $61.22 at September 30, 2015. Common shareholders’ equity per share and tangible equity per common share were $96.49 and $66.95, respectively, at June 30, 2016. In the calculation of tangible equity per common share, common shareholders’ equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances. M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under regulatory capital rules was approximately 10.76% at September 30, 2016.

In accordance with its 2016 capital plan, M&T repurchased 3,039,563 shares of its common stock during the recent quarter at an average cost per share of $115.15, for a total cost of $350 million. During the first nine months of 2016, M&T repurchased 5,307,595 shares of its common stock at an average cost per share of $113.80, for a total cost of $604 million.

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Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss third quarter financial results today at 11:00 a.m. Eastern Time. Those wishing to participate in the call may dial (877)780-2276. International participants, using any applicable international calling codes, may dial (973)582-2700. Callers should reference M&T Bank Corporation or the conference ID #87013497. The conference call will be webcast live through M&T’s website at http://ir.mandtbank.com/events.cfm. A replay of the call will be available through Saturday, October 22, 2016 by calling (800)585-8367, or (404)537-3406 for international participants, and by making reference to ID #87013497. The event will also be archived and available by 7:00 p.m. today on M&T’s website at http://ir.mandtbank.com/events.cfm.

M&T is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, operates banking offices in New York, Maryland, New Jersey, Pennsylvania, Delaware, Connecticut, Virginia, West Virginia and the District of Columbia. Trust-related services are provided by M&T’s Wilmington Trust-affiliated companies and by M&T Bank.

Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

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Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

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These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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M&T BANK CORPORATION

Financial Highlights

	Three months ended September 30			Nine months ended September 30
Amounts in thousands, except per share	2016	2015	Change	2016	2015	Change
Performance
Net income	$349,984	280,401	25%	$984,543	808,702	22%
Net income available to common shareholders	326,998	257,346	27%	915,686	739,656	24%

Per common share:
Basic earnings	$2.10	1.94	8%	$5.82	5.59	4%
Diluted earnings	2.10	1.93	9%	5.80	5.56	4%
Cash dividends	$.70	.70	—	$2.10	2.10	—

Common shares outstanding:
Average—diluted (1)	156,026	133,376	17%	157,843	133,089	19%
Period end (2)	154,987	133,311	16%	154,987	133,311	16%

Return on (annualized):
Average total assets	1.12%	1.13%		1.06%	1.11%
Average common shareholders' equity	8.68%	8.93%		8.17%	8.77%
Taxable-equivalent net interest income	$865,065	699,075	24%	$2,613,702	2,053,649	27%

Yield on average earning assets	3.44%	3.48%		3.50%	3.51%
Cost of interest-bearing liabilities	.59%	.55%		.56%	.55%
Net interest spread	2.85%	2.93%		2.94%	2.96%
Contribution of interest-free funds	.20%	.21%		.18%	.20%
Net interest margin	3.05%	3.14%		3.12%	3.16%
Net charge-offs to average total net loans (annualized)	.19%	.24%		.16%	.19%

Net operating results (3)
Net operating income	$355,929	282,907	26%	$1,026,597	819,024	25%
Diluted net operating earnings per common share	2.13	1.95	9%	6.07	5.64	8%
Return on (annualized):
Average tangible assets	1.18%	1.18%		1.15%	1.17%
Average tangible common equity	12.77%	12.98%		12.36%	12.89%
Efficiency ratio	55.92%	57.05%		55.99%	58.88%

	At September 30
Loan quality	2016	2015	Change
Nonaccrual loans	$837,362	787,098	6%
Real estate and other foreclosed assets	159,881	66,144	142%

Total nonperforming assets	$997,243	853,242	17%

Accruing loans past due 90 days or more (4)	$317,282	231,465	37%

Government guaranteed loans included in totals above:

Nonaccrual loans	$47,130	48,955	-4%

Accruing loans past due 90 days or more	282,077	193,998	45%

Renegotiated loans	$217,559	189,639	15%

Accruing loans acquired at a discount past due 90 days or more (5)	$65,182	80,827	-19%

Purchased impaired loans (6):

Outstanding customer balance	$981,105	278,979	252%

Carrying amount	616,991	149,421	313%

Nonaccrual loans to total net loans	.93%	1.15%

Allowance for credit losses to total loans	1.09%	1.36%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.
(4)	Excludes loans acquired at a discount.
(5)	Loans acquired at a discount that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans acquired at a discount that were impaired at acquisition date and recorded at fair value.

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Financial Highlights, Five Quarter Trend

	Three months ended
Amounts in thousands, except per share	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Performance
Net income	$349,984	336,031	298,528	270,965	280,401
Net income available to common shareholders	326,998	312,974	275,748	248,059	257,346

Per common share:
Basic earnings	$2.10	1.98	1.74	1.65	1.94
Diluted earnings	2.10	1.98	1.73	1.65	1.93
Cash dividends	$.70	.70	.70	.70	.70

Common shares outstanding:
Average—diluted (1)	156,026	158,341	159,181	150,718	133,376
Period end (2)	154,987	157,917	159,156	159,600	133,311

Return on (annualized):
Average total assets	1.12%	1.09%	.97%	.93%	1.13%
Average common shareholders' equity	8.68%	8.38%	7.44%	7.22%	8.93%

Taxable-equivalent net interest income	$865,065	870,341	878,296	813,401	699,075

Yield on average earning assets	3.44%	3.51%	3.54%	3.48%	3.48%
Cost of interest-bearing liabilities	.59%	.56%	.53%	.54%	.55%
Net interest spread	2.85%	2.95%	3.01%	2.94%	2.93%
Contribution of interest-free funds	.20%	.18%	.17%	.18%	.21%
Net interest margin	3.05%	3.13%	3.18%	3.12%	3.14%

Net charge-offs to average total net loans (annualized)	.19%	.11%	.19%	.18%	.24%

Net operating results (3)
Net operating income	$355,929	350,604	320,064	337,613	282,907
Diluted net operating earnings per common share	2.13	2.07	1.87	2.09	1.95
Return on (annualized):
Average tangible assets	1.18%	1.18%	1.09%	1.21%	1.18%
Average tangible common equity	12.77%	12.68%	11.62%	13.26%	12.98%
Efficiency ratio	55.92%	55.06%	57.00%	55.53%	57.05%

Loan quality	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Nonaccrual loans	$837,362	848,855	876,691	799,409	787,098
Real estate and other foreclosed assets	159,881	172,473	188,004	195,085	66,144

Total nonperforming assets	$997,243	1,021,328	1,064,695	994,494	853,242

Accruing loans past due 90 days or more (4)	$317,282	298,449	336,170	317,441	231,465

Government guaranteed loans included in totals above:
Nonaccrual loans	$47,130	52,486	49,688	47,052	48,955
Accruing loans past due 90 days or more	282,077	269,962	279,340	276,285	193,998

Renegotiated loans	$217,559	211,159	200,771	182,865	189,639

Accruing loans acquired at a discount past due 90 days or more (5)	$65,182	68,591	61,767	68,473	80,827

Purchased impaired loans (6):
Outstanding customer balance	$981,105	1,040,678	1,124,776	1,204,004	278,979
Carrying amount	616,991	662,059	715,874	768,329	149,421

Nonaccrual loans to total net loans	.93%	.96%	1.00%	.91%	1.15%

Allowance for credit losses to total loans	1.09%	1.10%	1.10%	1.09%	1.36%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 19.
(4)	Excludes loans acquired at a discount.
(5)	Loans acquired at a discount that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans acquired at a discount that were impaired at acquisition date and recorded at fair value.

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M&T BANK CORPORATION

Condensed Consolidated Statement of Income

	Three months ended September 30			Nine months ended September 30
Dollars in thousands	2016	2015	Change	2016	2015	Change
Interest income	$969,515	770,026	26%	$2,912,970	2,268,467	28%
Interest expense	111,175	77,199	44	318,847	232,924	37

Net interest income	858,340	692,827	24	2,594,123	2,035,543	27

Provision for credit losses	47,000	44,000	7	128,000	112,000	14

Net interest income after provision for credit losses	811,340	648,827	25	2,466,123	1,923,543	28

Other income
Mortgage banking revenues	103,747	84,035	23	275,193	288,238	-5
Service charges on deposit accounts	107,935	107,259	1	314,212	314,860	—
Trust income	118,654	113,744	4	350,181	356,076	-2
Brokerage services income	15,914	16,902	-6	48,190	49,224	-2
Trading account and foreign exchange gains	12,754	8,362	53	33,434	20,639	62
Gain (loss) on bank investment securities	28,480	—	—	28,748	(108)	—
Other revenues from operations	103,866	109,397	-5	310,579	348,000	-11

Total other income	491,350	439,699	12	1,360,537	1,376,929	-1

Other expense
Salaries and employee benefits	399,786	363,567	10	1,230,246	1,115,117	10
Equipment and net occupancy	75,263	68,470	10	225,165	201,792	12
Printing, postage and supplies	8,972	8,691	3	30,865	27,586	12
Amortization of core deposit and other intangible assets	9,787	4,090	139	33,524	16,848	99
FDIC assessments	28,459	11,090	157	76,054	32,551	134
Other costs of operations	230,125	197,908	16	682,528	642,925	6

Total other expense	752,392	653,816	15	2,278,382	2,036,819	12

Income before income taxes	550,298	434,710	27	1,548,278	1,263,653	23

Applicable income taxes	200,314	154,309	30	563,735	454,951	24

Net income	$349,984	280,401	25%	$984,543	808,702	22%

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Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
Dollars in thousands	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Interest income	$969,515	970,621	972,834	902,377	770,026
Interest expense	111,175	106,802	100,870	95,333	77,199

Net interest income	858,340	863,819	871,964	807,044	692,827

Provision for credit losses	47,000	32,000	49,000	58,000	44,000

Net interest income after provision for credit losses	811,340	831,819	822,964	749,044	648,827

Other income
Mortgage banking revenues	103,747	89,383	82,063	87,500	84,035
Service charges on deposit accounts	107,935	103,872	102,405	105,748	107,259
Trust income	118,654	120,450	111,077	114,564	113,744
Brokerage services income	15,914	16,272	16,004	15,546	16,902
Trading account and foreign exchange gains	12,754	13,222	7,458	9,938	8,362
Gain (loss) on bank investment securities	28,480	264	4	(22)	—
Other revenues from operations	103,866	104,791	101,922	114,834	109,397

Total other income	491,350	448,254	420,933	448,108	439,699

Other expense
Salaries and employee benefits	399,786	398,675	431,785	434,413	363,567
Equipment and net occupancy	75,263	75,724	74,178	70,747	68,470
Printing, postage and supplies	8,972	9,907	11,986	10,905	8,691
Amortization of core deposit and other intangible assets	9,787	11,418	12,319	9,576	4,090
FDIC assessments	28,459	22,370	25,225	19,562	11,090
Other costs of operations	230,125	231,801	220,602	240,910	197,908

Total other expense	752,392	749,895	776,095	786,113	653,816

Income before income taxes	550,298	530,178	467,802	411,039	434,710

Applicable income taxes	200,314	194,147	169,274	140,074	154,309

Net income	$349,984	336,031	298,528	270,965	280,401

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Condensed Consolidated Balance Sheet

	September 30
Dollars in thousands	2016	2015	Change
ASSETS
Cash and due from banks	$1,332,202	1,249,704	7%
Interest-bearing deposits at banks	10,777,636	4,713,266	129
Trading account assets	488,588	340,710	43
Investment securities	14,733,574	14,494,539	2
Loans and leases:
Commercial, financial, etc	21,917,163	20,233,177	8
Real estate—commercial	32,078,762	28,720,537	12
Real estate—consumer	23,584,420	8,211,062	187
Consumer	12,066,147	11,375,472	6

Total loans and leases, net of unearned discount	89,646,492	68,540,248	31
Less: allowance for credit losses	976,121	933,798	5

Net loans and leases	88,670,371	67,606,450	31

Goodwill	4,593,112	3,513,325	31
Core deposit and other intangible assets	106,744	18,179	487
Other assets	6,138,801	5,860,889	5

Total assets	$126,841,028	97,797,062	30%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$33,127,627	28,189,330	18%
Interest-bearing deposits	64,786,035	44,549,028	45
Deposits at Cayman Islands office	223,183	206,185	8

Total deposits	98,136,845	72,944,543	35

Short-term borrowings	213,846	173,783	23
Accrued interest and other liabilities	1,938,201	1,582,513	22
Long-term borrowings	10,211,160	10,174,289	—

Total liabilities	110,500,052	84,875,128	30

Shareholders' equity:
Preferred	1,231,500	1,231,500	—
Common (1)	15,109,476	11,690,434	29

Total shareholders' equity	16,340,976	12,921,934	26

Total liabilities and shareholders' equity	$126,841,028	97,797,062	30%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $114.6 million at September 30, 2016 and $163.5 million at September 30, 2015.

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16-16-16-16-16

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

Dollars in thousands	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
ASSETS
Cash and due from banks	$1,332,202	1,284,442	1,178,175	1,368,040	1,249,704
Interest-bearing deposits at banks	10,777,636	8,474,839	9,545,181	7,594,350	4,713,266
Trading account assets	488,588	506,131	467,987	273,783	340,710
Investment securities	14,733,574	14,963,084	15,467,320	15,656,439	14,494,539
Loans and leases:
Commercial, financial, etc.	21,917,163	21,469,242	21,226,577	20,422,338	20,233,177
Real estate—commercial	32,078,762	30,711,230	29,713,293	29,197,311	28,720,537
Real estate—consumer	23,584,420	24,530,249	25,299,638	26,270,103	8,211,062
Consumer	12,066,147	11,811,277	11,632,958	11,599,747	11,375,472

Total loans and leases, net of unearned discount	89,646,492	88,521,998	87,872,466	87,489,499	68,540,248
Less: allowance for credit losses	976,121	970,496	962,752	955,992	933,798

Net loans and leases	88,670,371	87,551,502	86,909,714	86,533,507	67,606,450

Goodwill	4,593,112	4,593,112	4,593,112	4,593,112	3,513,325
Core deposit and other intangible assets	106,744	116,531	127,949	140,268	18,179
Other assets	6,138,801	6,330,943	6,336,194	6,628,385	5,860,889

Total assets	$126,841,028	123,820,584	124,625,632	122,787,884	97,797,062

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$33,127,627	30,700,066	29,709,218	29,110,635	28,189,330
Interest-bearing deposits	64,786,035	63,756,514	64,338,571	62,677,036	44,549,028
Deposits at Cayman Islands office	223,183	193,523	166,787	170,170	206,185

Total deposits	98,136,845	94,650,103	94,214,576	91,957,841	72,944,543

Short-term borrowings	213,846	407,123	1,766,826	2,132,182	173,783
Accrued interest and other liabilities	1,938,201	1,963,093	1,948,142	1,870,714	1,582,513
Long-term borrowings	10,211,160	10,328,751	10,341,035	10,653,858	10,174,289

Total liabilities	110,500,052	107,349,070	108,270,579	106,614,595	84,875,128

Shareholders' equity:
Preferred	1,231,500	1,231,500	1,231,500	1,231,500	1,231,500
Common (1)	15,109,476	15,240,014	15,123,553	14,941,789	11,690,434

Total shareholders' equity	16,340,976	16,471,514	16,355,053	16,173,289	12,921,934

Total liabilities and shareholders' equity	$126,841,028	123,820,584	124,625,632	122,787,884	97,797,062

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $114.6 million at September 30, 2016, $101.0 million at June 30, 2016, $150.2 million at March 31, 2016, $251.6 million at December 31, 2015 and $163.5 million at September 30, 2015.

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17-17-17-17-17

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance September 30, 2016 from		Nine months ended September 30				Change in balance
	September 30,		September 30,		June 30,
Dollars in millions	2016		2015		2016		September 30,	June 30,	2016		2015
	Balance	Rate	Balance	Rate	Balance	Rate	2015	2016	Balance	Rate	Balance	Rate
ASSETS
Interest-bearing deposits at banks	$9,681	.51%	6,060	.25%	8,711	.51%	60%	11%	$8,864	.51%	5,490	.25%	61%
Federal funds sold	—	—	—	—	—	—	—	—	—	—	45	.10	—
Trading account assets	90	1.52	96	.52	92	1.58	-6	-2	89	1.62	93	1.34	-4
Investment securities	14,361	2.38	14,441	2.60	14,914	2.49	-1	-4	14,873	2.49	14,008	2.65	6
Loans and leases, net of unearned discount
Commercial, financial, etc.	21,480	3.44	19,939	3.22	21,450	3.47	8	—	21,216	3.43	19,791	3.20	7
Real estate—commercial	31,252	4.00	28,309	4.18	30,134	4.09	10	4	30,274	4.08	28,040	4.18	8
Real estate—consumer	24,058	3.92	8,348	4.17	24,858	3.94	188	-3	24,922	3.93	8,455	4.17	195
Consumer	11,942	4.55	11,253	4.46	11,713	4.55	6	2	11,747	4.55	11,087	4.47	6

Total loans and leases, net	88,732	3.93	67,849	3.96	88,155	3.99	31	1	88,159	3.97	67,373	3.96	31

Total earning assets	112,864	3.44	88,446	3.48	111,872	3.51	28	1	111,985	3.50	87,009	3.51	29
Goodwill	4,593		3,513		4,593		31	—	4,593		3,517		31
Core deposit and other intangible assets	112		20		122		453	-8	123		26		380
Other assets	7,156		6,536		7,119		9	1	7,196		6,793		6

Total assets	$124,725		98,515		123,706		27%	1%	$123,897		97,345		27%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
Interest-checking deposits	$1,222	.12	1,309	.11	1,332	.12	-7%	-8%	$1,304	.12	1,255	.11	4%
Savings deposits	51,294	.18	41,197	.11	50,515	.16	25	2	50,266	.16	41,477	.10	21
Time deposits	12,334	.90	2,858	.51	12,755	.85	332	-3	12,694	.83	2,940	.50	332
Deposits at Cayman Islands office	220	.37	206	.29	182	.40	7	20	197	.39	214	.28	-8

Total interest-bearing deposits	65,070	.32	45,570	.13	64,784	.30	43	—	64,461	.29	45,886	.13	40

Short-term borrowings	231	.29	174	.07	1,078	.43	33	-79	1,127	.41	188	.07	498
Long-term borrowings	10,287	2.28	10,114	2.44	10,297	2.27	2	—	10,370	2.25	10,039	2.51	3

Total interest-bearing liabilities	75,588	.59	55,858	.55	76,159	.56	35	-1	75,958	.56	56,113	.55	35
Noninterest-bearing deposits	30,782		28,251		29,249		9	5	29,638		26,947		10
Other liabilities	2,008		1,619		1,921		24	5	1,967		1,656		19

Total liabilities	108,378		85,728		107,329		26	1	107,563		84,716		27
Shareholders' equity	16,347		12,787		16,377		28	—	16,334		12,629		29

Total liabilities and shareholders' equity	$124,725		98,515		123,706		27%	1%	$123,897		97,345		27%

Net interest spread		2.85		2.93		2.95				2.94		2.96
Contribution of interest-free funds		.20		.21		.18				.18		.20
Net interest margin		3.05%		3.14%		3.13%				3.12%		3.16%

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18-18-18-18-18

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended September 30		Nine months ended September 30
	2016	2015	2016	2015
Income statement data
In thousands, except per share
Net income
Net income	$349,984	280,401	$984,543	808,702
Amortization of core deposit and other intangible assets (1)	5,945	2,506	20,369	10,322
Merger-related expenses (1)	—	—	21,685	—

Net operating income	$355,929	282,907	$1,026,597	819,024

Earnings per common share
Diluted earnings per common share	$2.10	1.93	$5.80	5.56
Amortization of core deposit and other intangible assets (1)	.03	.02	.13	.08
Merger-related expenses (1)	—	—	.14	—

Diluted net operating earnings per common share	$2.13	1.95	$6.07	5.64

Other expense
Other expense	$752,392	653,816	$2,278,382	2,036,819
Amortization of core deposit and other intangible assets	(9,787)	(4,090)	(33,524)	(16,848)
Merger-related expenses	—	—	(35,755)	—

Noninterest operating expense	$742,605	649,726	$2,209,103	2,019,971

Merger-related expenses
Salaries and employee benefits	—	—	5,334	—
Equipment and net occupancy	—	—	1,278	—
Printing, postage and supplies	—	—	1,482	—
Other costs of operations	—	—	27,661	—

Total	$—	—	$35,755	—

Efficiency ratio
Noninterest operating expense (numerator)	$742,605	649,726	$2,209,103	2,019,971

Taxable-equivalent net interest income	865,065	699,075	2,613,702	2,053,649
Other income	491,350	439,699	1,360,537	1,376,929
Less: Gain (loss) on bank investment securities	28,480	—	28,748	(108)

Denominator	$1,327,935	1,138,774	$3,945,491	3,430,686

Efficiency ratio	55.92%	57.05%	55.99%	58.88%

Balance sheet data
In millions
Average assets
Average assets	$124,725	98,515	$123,897	97,345
Goodwill	(4,593)	(3,513)	(4,593)	(3,517)
Core deposit and other intangible assets	(112)	(20)	(123)	(26)
Deferred taxes	44	7	48	8

Average tangible assets	$120,064	94,989	$119,229	93,810

Average common equity
Average total equity	$16,347	12,787	$16,334	12,629
Preferred stock	(1,232)	(1,232)	(1,231)	(1,232)

Average common equity	15,115	11,555	15,103	11,397
Goodwill	(4,593)	(3,513)	(4,593)	(3,517)
Core deposit and other intangible assets	(112)	(20)	(123)	(26)
Deferred taxes	44	7	48	8

Average tangible common equity	$10,454	8,029	$10,435	7,862

At end of quarter
Total assets
Total assets	$126,841	97,797
Goodwill	(4,593)	(3,513)
Core deposit and other intangible assets	(107)	(18)
Deferred taxes	42	6

Total tangible assets	$122,183	94,272

Total common equity
Total equity	$16,341	12,922
Preferred stock	(1,232)	(1,232)
Undeclared dividends—cumulative preferred stock	(3)	(3)

Common equity, net of undeclared cumulative preferred dividends	15,106	11,687
Goodwill	(4,593)	(3,513)
Core deposit and other intangible assets	(107)	(18)
Deferred taxes	42	6

Total tangible common equity	$10,448	8,162

(1)	After any related tax effect.

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19-19-19-19-19

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Income statement data
In thousands, except per share
Net income
Net income	$349,984	336,031	298,528	270,965	280,401
Amortization of core deposit and other intangible assets (1)	5,945	6,936	7,488	5,828	2,506
Merger-related expenses (1)	—	7,637	14,048	60,820	—

Net operating income	$355,929	350,604	320,064	337,613	282,907

Earnings per common share
Diluted earnings per common share	$2.10	1.98	1.73	1.65	1.93
Amortization of core deposit and other intangible assets (1)	.03	.04	.05	.04	.02
Merger-related expenses (1)	—	.05	.09	.40	—

Diluted net operating earnings per common share	$2.13	2.07	1.87	2.09	1.95

Other expense
Other expense	$752,392	749,895	776,095	786,113	653,816
Amortization of core deposit and other intangible assets	(9,787)	(11,418)	(12,319)	(9,576)	(4,090)
Merger-related expenses	—	(12,593)	(23,162)	(75,976)	—

Noninterest operating expense	$742,605	725,884	740,614	700,561	649,726

Merger-related expenses
Salaries and employee benefits	$—	60	5,274	51,287	—
Equipment and net occupancy	—	339	939	3	—
Printing, postage and supplies	—	545	937	504	—
Other costs of operations	—	11,649	16,012	24,182	—

Other expense	—	12,593	23,162	75,976	—
Provision for credit losses	—	—	—	21,000	—

Total	$—	12,593	23,162	96,976	—

Efficiency ratio
Noninterest operating expense (numerator)	$742,605	725,884	740,614	700,561	649,726

Taxable-equivalent net interest income	865,065	870,341	878,296	813,401	699,075
Other income	491,350	448,254	420,933	448,108	439,699
Less: Gain (loss) on bank investment securities	28,480	264	4	(22)	—

Denominator	$1,327,935	1,318,331	1,299,225	1,261,531	1,138,774

Efficiency ratio	55.92%	55.06%	57.00%	55.53%	57.05%

Balance sheet data
In millions
Average assets
Average assets	$124,725	123,706	123,252	115,052	98,515
Goodwill	(4,593)	(4,593)	(4,593)	(4,218)	(3,513)
Core deposit and other intangible assets	(112)	(122)	(134)	(101)	(20)
Deferred taxes	44	48	52	39	7

Average tangible assets	$120,064	119,039	118,577	110,772	94,989

Average common equity
Average total equity	$16,347	16,377	16,279	15,007	12,787
Preferred stock	(1,232)	(1,232)	(1,232)	(1,232)	(1,232)

Average common equity	15,115	15,145	15,047	13,775	11,555
Goodwill	(4,593)	(4,593)	(4,593)	(4,218)	(3,513)
Core deposit and other intangible assets	(112)	(122)	(134)	(101)	(20)
Deferred taxes	44	48	52	39	7

Average tangible common equity	$10,454	10,478	10,372	9,495	8,029

At end of quarter
Total assets
Total assets	$126,841	123,821	124,626	122,788	97,797
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(3,513)
Core deposit and other intangible assets	(107)	(117)	(128)	(140)	(18)
Deferred taxes	42	46	50	54	6

Total tangible assets	$122,183	119,157	119,955	118,109	94,272

Total common equity
Total equity	$16,341	16,472	16,355	16,173	12,922
Preferred stock	(1,232)	(1,232)	(1,232)	(1,232)	(1,232)
Undeclared dividends—cumulative preferred stock	(3)	(3)	(3)	(2)	(3)

Common equity, net of undeclared cumulative preferred dividends	15,106	15,237	15,120	14,939	11,687
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(3,513)
Core deposit and other intangible assets	(107)	(117)	(128)	(140)	(18)
Deferred taxes	42	46	50	54	6

Total tangible common equity	$10,448	10,573	10,449	10,260	8,162

(1)	After any related tax effect.

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